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                                                                 Exhibit 2.2
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Continental Cablevision, Inc.
The Pilot House
Lewis Wharf
Boston, MA 02110

                               GUARANTY AGREEMENT

Dear Sirs and Mesdames:

     Reference is hereby made to the Purchase Agreement, dated as of March 15, 1996 (as from time to time amended and in effect, the "Purchase Agreement"), by and among Meredith/New Heritage Partnership, an Iowa general partnership ("MNHP"), New Heritage Associates, an Iowa general partnership ("NHA" and, together with MNHP, "Sellers"), and Continental Cablevision, Inc., a Delaware corporation ("Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

     The Purchase Agreement provides, among other things, for the purchase by Buyer of the Subject Interests of the Sellers for cash consideration. The undersigned (the "Guarantor") is one of the Ultimate Equity Holders and, as such, will receive directly or indirectly from the Seller of which the undersigned is an Ultimate Equity Holder one or more distributions of a portion of such cash consideration. Accordingly, the Guarantor is receiving a substantial and material benefit, and otherwise substantially and materially benefits indirectly as an Ultimate Equity Holder, from the Closing of the transactions contemplated by the Purchase Agreement.

     In consideration of benefits received by the Guarantor from Buyer's Closing of the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, intending to be legally bound, hereby agrees as follows:

     Section 1.  Unconditional Guaranty.

          (a) The Guarantor hereby unconditionally guarantees to Buyer the due and punctual payment and performance of all present and future indebtedness, obligations and liabilities, whether absolute or contingent, now existing or hereafter arising, of Sellers, or either of them, arising out of any of the agreements, covenants, obligations or liabilities of Sellers under

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Article 10 of the Purchase Agreement, as amended and in effect from time to time and together with any substitutions or replacements therefor and each other agreement and instrument now or from time to time evidencing or securing any of the agreements, covenants or obligations of Sellers under Article 10 of the Purchase Agreement (collectively, the "Guaranteed Obligations"), including the due and punctual payment of all amounts and other sums, together with all interest accrued thereon to the extent provided in such Article 10, of any and all Guaranteed Obligations now or hereafter owed by Sellers, or either of them, or any other Person under the Guaranteed Obligations, in each case as and when the same shall become due and payable, and the due and punctual performance and observance of all other obligations under the Guaranteed Obligations, this guaranty being an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and being in no way conditional or contingent; and in case any part of the Guaranteed Obligations shall not have been paid, performed or observed when payable or requested to be performed or observed, the Guarantor will, promptly upon receipt of notice from Buyer, immediately pay or cause to be paid to Buyer the amount of, or perform or cause the performance of, such Guaranteed Obligations.

          (b) The Guarantor further agrees that if at any time all or any part of any payment theretofore applied by Buyer to any of the Guaranteed Obligations is or must be rescinded or returned or restored for any reason whatsoever (including the insolvency, bankruptcy or reorganization of either Seller), such Guaranteed Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded, restored or returned, be deemed to have continued in existence, notwithstanding such application, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application by Buyer had not been made.

          (c) The obligations of the Guarantor hereunder shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, recoupment or defense based upon any claim the Guarantor may have against Buyer or any other Person not arising in connection with the Purchase Agreement, and shall remain in full force and effect without regard to, and shall not be released, altered, exhausted, discharged or in any way affected by any of the following circumstances or conditions (whether or not the Guarantor shall have any knowledge or notice thereof): (I) any amendment or modification of or supplement to the Purchase Agreement (including the Guaranteed Obligations) or of any obligation, duty or agreement of Sellers, or either of them, or any other Person thereunder or in respect thereof, (ii) any assignment or transfer in whole or in part of any Guaranteed Obligations,
(iii) any furnishing or acceptance of any direct or indirect security or guaranty, or any release of or non-perfection or invalidity of any direct or indirect security or guaranty, for the Guaranteed Obligations, (iv) any waiver, consent, extension, renewal, indulgence, settlement, compromise or

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other action or inaction under or in respect of any such instrument, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument (whether by operation of law or otherwise), (v) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Sellers, or either of them, or any other Person or any of their respective properties or creditors or any resulting release or discharge of any Guaranteed Obligations;
(vi) the voluntary or involuntary sale or other disposition of all or substantially all the assets of Sellers, or either of them, or any other Person, (vii) the voluntary or involuntary liquidation, dissolution or termination of Sellers, or either of them, or any other Person, (viii) any unenforceability, in whole or in part, of any of the Guaranteed Obligations or any provision of any applicable law or regulation purporting to prohibit the payment or performance by Sellers, or either of them, or any other Person of any Guaranteed Obligations, or (ix) any failure on the part of Sellers, or either of them, or any other Person for any reason to perform or comply with any term of the Guaranteed Obligations.

          (d) If for any reason Sellers, or either of them, or any other Person is under no legal obligation to discharge any of the Guaranteed Obligations, or if any other moneys included in the Guaranteed Obligations have become unrecoverable from Sellers, or either of them, or any other Person by operation of law or for any other reason, including the unenforceability in whole or in part of any Guaranteed Obligation, the legal disability of Sellers, or either of them, or any other obligor in respect of any Guaranteed Obligations, any discharge of or limitation on the liability of Sellers, or either of them, or any other Person or any limitation on the method or terms of payment under any Guaranteed Obligation which may now or hereafter be caused or imposed in any manner whatsoever (whether consensual or arising by operation of law or otherwise), the guaranty contained in this Agreement shall nevertheless remain in full force and effect and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Guaranteed Obligations.

     Section 2. Waivers. The Guarantor hereby waives, to the fullest extent permitted by applicable law, (i) all presentments, demands for performance, notices of nonperformance, protests, notices of protests and notices of dishonor in connection with the Guaranteed Obligations or any agreement relating thereto, (ii) notice of acceptance of this Agreement, (iii) notice of any indulgence, extensions or renewals granted to any obligor with respect to any of the Guaranteed Obligations, (iv) any requirement of diligence or promptness in the enforcement of rights under any of the Guaranteed Obligations or any other agreement or instrument directly or indirectly relating thereto or to the Guaranteed Obligations, (v) any enforcement of any present or future agreement or instrument relating directly or indirectly thereto or to the Guaranteed Obligations, (vi) notice of any of the matters

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referred to in Section 1(c) hereof, (vii) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which it may now or hereafter have with respect to its liability under this Agreement, (viii) any right to require Buyer, as a condition of enforcement of this Agreement, to proceed against Sellers, or either of them, or any other Person or to proceed against or exhaust any security held by Buyer at any time or to pursue any other right or remedy in Buyer's power before proceeding against Guarantor, (ix) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of Buyer to file or enforce a claim against the estate (in administration, bankruptcy, reorganization, insolvency or any other proceeding) of any other Person or Persons, (x) any defense based upon an election of remedies by Buyer, (xi) any defense based upon any lack of diligence by Buyer in the collection of any Guaranteed Obligation, (xii) any duty on the part of Buyer to disclose to the Guarantor any facts Buyer may now or hereafter know about Sellers, or either of them, (xiii) any defense arising because of an election made by Buyer under
Section 1111(b)(2) of the Federal Bankruptcy Code, (xiv) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code, and (xv) any defense based upon or arising out of any defense which Sellers, or either of them, or any other Person may have to the payment or performance of the Guaranteed Obligations.

     Section 3.  [This Section has been intentionally left blank.]

     Section 4. No Effect of Automatic Stay. If payment or performance of any Guaranteed Obligation is stayed upon the insolvency, bankruptcy or reorganization of Sellers, or either of them, or any other Person or otherwise, all such amounts shall nonetheless be payable by the Guarantor hereunder forthwith upon demand.

     Section 5. Limitation of Liability. The liability of the Guarantor under this Agreement (other than the liability of the Guarantor under Section 6 hereof) shall not exceed $17,144,000 in the aggregate, which amount shall be reduced to $8,572,000 in the aggregate with respect to any claims by Buyer for payment or performance of the Guarantor's obligations hereunder with respect to which notice is not given to the Guarantor on or prior to March 15, 1997.

     Section 6. Expenses. If any litigation between Buyer and the Guarantor with respect to this Agreement or the transactions contemplated hereby is resolved or adjudicated by a final judgment or order of any court, the party prevailing under such judgment or order shall be entitled, as part of such judgment or order, to recover from the other party its reasonable attorneys' fees and costs and expenses of litigation. The obligations of the Guarantor under this Section 6 shall be in addition to the other obligations of the Guarantor hereunder and shall not be limited or otherwise affected by Section 5 hereof.
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     Section 7.  Miscellaneous Provisions.

          (a)  Notices.

               (I) All notices and other communications under this Agreement shall be in writing (which shall include communications by telecopy, answer back requested, if a telecopier number is listed below) and shall be deemed to have been given when deposited in the mail, first class, post-prepaid, or sent out by telecopier, answer back requested, addressed to the party to which such notice is directed at its respective address as follows:

                    (A) In the case of the Guarantor, to it at:






                    (B) In the case of Buyer, to it at: Continental Cablevision, Inc., Lewis Wharf, The Pilot House, Boston, Massachusetts 02110, Attention: Mr. Timothy P. Neher Telecopy No. 617-742-0530); with a copy to Sullivan & Worcester, a Registered Limited Liability Partnership, One Post Office Square, Boston, Massachusetts 02109, Attention: Patrick K. Miehe, Esq. (Telecopy No. 617-338-2880).

               (ii) Any party hereto may change the address to which notices shall be directed to it under this Section 7(a) by giving written notice of such change to the other party in accordance with this Section 7(a).

          (b) No Waivers of Rights Hereunder; Amendments. No course of dealing or performance by Buyer, including any delay or forbearance in exercising any right under any of the Guaranteed Obligations, shall operate as a waiver or relinquishment of any rights hereunder, or the amendment, release or novation of any provision hereof, nor shall any single or partial exercise of any right hereunder preclude other or further exercises thereof or the exercise of any other right hereunder. No waiver of any rights of Buyer under, nor any amendment of any provision of, this Agreement shall be enforceable against Buyer unless in writing and signed by its officers, and unless it expressly refers to the right or provision affected. Any such waiver shall be limited solely to the specific event waived.


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          (c)  Assignment.  All the provisions of this Agreement shall be binding upon the Guarantor and its successors and assigns and inure to the benefit of Buyer its successors, assigns and transferees. The Guarantor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Buyer unless the Guarantor remains liable hereunder along with the assignee or transferee.

          (d)  Construction.

               (I) Words used in this Agreement, regardless of the gender and number used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

               (ii) As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive.

               (iii) The words "this Agreement", "hereto", "herein", "hereunder", "hereof", and words or phrases of similar import refer to this Agreement as a whole and not to any particular article, section, subsection, paragraph, clause or other portion of this Agreement.

               (iv) Unless the context requires otherwise, a reference herein to a particular article, section, subsection, paragraph or clause shall refer to such article, section, subsection, paragraph or clause of this Agreement.

               (v) This Agreement has been negotiated by Sellers, the Guarantor and Buyer and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

               (vi) The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.



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          (f)  Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE CONSTRUED
IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. EACH OF THE GUARANTOR AND BUYER SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF MINNESOTA FOR ALL MATTERS IN CONNECTION HEREWITH. THE GUARANTOR HEREBY IRREVOCABLY AGREES TO BE ACCEPT AND BE BOUND BY SERVICE OF PROCESS EFFECTED IN ANY MANNER AUTHORIZED BY THE RULES OF PRACTICE OF ANY SUCH COURT, AND, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, EXPRESSLY AND IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, DEFENSE, COUNTERCLAIM OR OTHERWISE, THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT OR THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER. THE GUARANTOR HEREBY AGREES THAT ALL OF BUYER'S RIGHTS HEREUNDER WERE THE RESULT OF NEGOTIATIONS AMONG BUYER, SELLERS AND THE GUARANTOR, AND THAT THE BENEFITS TO SELLERS AND THE GUARANTOR UNDER THE PURCHASE AGREEMENT WERE INDUCED IN A MATERIAL RESPECT BY THE BENEFITS GRANTED TO THE BUYER HEREUNDER. IN THIS CONTEXT, THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY AS TO ANY AND ALL MATTERS AND ISSUES WHICH MAY ARISE DIRECTLY OR INDIRECTLY HEREFROM OR FROM ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, INCLUDING COUNTERCLAIMS, IF ANY.

          (g) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

          (h) Person Defined. As used herein, the term "Person" shall include an human being, corporation, partnership, limited liability company, trust or unincorporated association, or a government or any agency or political subdivision thereof, or any other entity.

          (I) Advice of Counsel. The Guarantor acknowledges that it has been represented by, and has received the advice of, legal counsel of its choosing in connection with its execution and delivery of this Agreement and its debts, liabilities and obligations hereunder.

          (j) Exclusive Remedy. The rights of Buyer provided for in this Agreement shall be the exclusive remedy for Buyer against the Guarantor for damages for any breach of any representation, warranty, covenant or agreement of Seller, or either of them, contained in the Purchase Agreement or in any certificate delivered by either Seller at or prior to the Closing pursuant to the Purchase Agreement; provided that the provisions of this Section 7(j) shall not apply to or limit in any way the remedies of Buyer against any other Person or the right of Buyer to seek specific performance or injunctive or


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other equitable relief against the Guarantor in order to enforce this
Agreement or prevent any violation or avoidance hereof by the Guarantor and, to the extent permitted by applicable law, the Guarantor waives any objection to the imposition of such relief.

     This Agreement shall become a binding agreement under seal as of the day and year first above written upon the execution and delivery hereof by or on behalf of the Guarantor.

                         Very truly yours,



                                /s/ Larry D. Hartsook
                         ---------------------------------------
                         (Signature)

                         Print Name: Meredith Corporation

                         Print Address:  1716 Locust Street
                                         Des Moines, Iowa 50309-3023

                         Telecopy No.:   515 - 284-3828



The foregoing is hereby accepted:

CONTINENTAL CABLEVISION, INC.


By:  /s/ Cristina Fernandez-Haegg
     ----------------------------
     Name:   Cristina Fernandez-Haegg
     Title:  Vice President, Strategy and Planning









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